 As filed with the Securities and Exchange Commission on January 31, 2001
                                                     Registration No. 333-51946

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                       AMENDMENT NO. 2 TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                           HOST MARRIOTT CORPORATION
      (Exact name of registrant as specified in its governing instrument)
         Maryland                                         53-0085950
  (State of Organization)                              (I.R.S. Employer
                                                    Identification Number)
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                 301-380-9000
         (Address and telephone number of principal executive offices)

                                ---------------
                         Christopher G. Townsend, Esq.
                   Senior Vice President and General Counsel
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                 301-380-9000
           (Name, address and telephone number of agent for service)

                                ---------------
                                  Copies to:
                         J. Warren Gorrell, Jr., Esq.
                           Bruce W. Gilchrist, Esq.
                            HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004-1109
                                (202) 637-5600

                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

   Registration Fee.................................................... $    82
   Printing and Duplicating Expenses...................................   5,000
   Legal Fees and Expenses.............................................  50,000
   Accounting Fees and Expenses........................................   5,000
   Miscellaneous.......................................................   5,000
                                                                        -------
       Total........................................................... $65,082
                                                                        =======

Item 15. Indemnification of Directors and Officers

   The Registrant's Articles of Amendment and Restatement of Articles of Incorporation authorize the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Registrant. The Registrant's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Registrant's Articles of Incorporation and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. The Registrant's Bylaws require the Registrant to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The Maryland General Corporation Law, as amended, permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the Maryland General Corporation Law, the Registrant's Bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

   The Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Registrant indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

   The Second Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P., as amended, also provides for indemnification of the Registrant and its officers and directors to the same extent that indemnification is provided to officers and directors of the Registrant in its Articles of Incorporation, and limits the liability of the Registrant and its officers and directors to Host Marriott, L.P. and its respective partners to the same extent that the liability of the officers and directors of the Registrant to the Registrant and its stockholders is limited under the Articles of Incorporation.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

  3.1*      Bylaws of the Registrant dated December 29, 1998
  3.2**     Articles of Amendment and Restatement of Articles of Incorporation
            of the Registrant
  3.3***    Articles Supplementary of the Registrant Classifying and
            Designating a Series of Preferred Stock as Series A Junior
            Participating Preferred Stock and Fixing Distribution and Other
            Preferences and Rights of Such Series
  4.1****   Articles Supplementary of the Registrant Classifying and
            Designating Preferred Stock of the Registrant as 10% Class A
            Cumulative Redeemable Preferred Stock
  4.2*****  Articles Supplementary of the Registrant Classifying and
            Designating Preferred Stock of the Registrant as 10% Class B
            Cumulative Redeemable Preferred Stock
  5.1#      Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
  8.1       Opinion of Hogan & Hartson L.L.P. regarding specified tax matters
 12.1****** Ratio of earnings to combined fixed charges and preferred stock dividends
 23.1#      Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
 23.2#      Consent of Arthur Andersen LLP, independent public accountants
 23.3       Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
 24.1#      Power of Attorney (included in signature page)

--------
     * Incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (Registration No. 001-14625) filed with the Commission on December 30, 1999
    ** Incorporated herein by reference to Exhibit 3.3 to the Registrant's
       Registration Statement on Form S-4 (Registration No. 333-64793)
   *** Incorporated herein by reference to Exhibit 4.2 to the Registrant's
       Registration Statement on Form 8-A (Registration No. 001-14625) filed with the Commission on December 11, 1998
  **** Incorporated herein by reference to Exhibit 4.1 to the Registrant's
       Registration Statement on Form 8-A (Registration No. 001-14625) filed with the Commission on July 30, 1999
 ***** Incorporated herein by reference to Exhibit 4.1 to the Registrant's
       Registration Statement on Form 8-A (Registration No. 001-14625) filed with the Commission on November 23, 1999
****** Incorporated herein by reference to Exhibit 12.1 to the Registrant's
       Annual Report on Form 10-K for the year ended December 31, 1999 (Registration No. 001-14625)
     #  Previously filed.

Item  17. Undertakings

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on January 31, 2001.

                                          Host Marriott Corporation

                                                             *
                                          By: _________________________________
                                                  Robert E. Parsons, Jr.
                                               Executive Vice President and
                                                  Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of January 31, 2001.


              Signature                                      Title
              ---------                                      -----

                 *                     President, Chief Executive Officer and Director
______________________________________  (principal executive officer)
       Christopher J. Nassetta

                 *                     Executive Vice President and Chief Financial
______________________________________  Officer (principal financial officer)
        Robert E. Parsons, Jr.

                 *                     Senior Vice President and Corporate Controller
______________________________________  (principal accounting officer)
          Donald D. Olinger

                 *                     Chairman of the Board of Directors
______________________________________
         Richard E. Marriott

                 *                     Director
______________________________________
          R. Theodore Ammon

                  *                    Director
______________________________________
           Robert M. Baylis

                  *                    Director
______________________________________
          J.W. Marriott, Jr.

                  *                    Director
______________________________________
         Ann Dore McLaughlin

              Signature                                      Title
              ---------                                      -----

                  *                    Director
______________________________________
          Terence C. Golden

                  *                    Director
______________________________________
          John G. Schreiber

                  *                    Director
______________________________________
        Harry L. Vincent, Jr.

      /s/ Christopher G. Townsend
By: _________________________________
        Christopher G. Townsend
           Attorney-in-fact

                               INDEX TO EXHIBITS

  3.1*      Bylaws of the Registrant dated December 29, 1998
            Articles of Amendment and Restatement of Articles of Incorporation
  3.2**     of the Registrant
  3.3***    Articles Supplementary of the Registrant Classifying and
            Designating a Series of Preferred Stock as Series A Junior
            Participating Preferred Stock and Fixing Distribution and Other
            Preferences and Rights of Such Series
  4.1****   Articles Supplementary of the Registrant Classifying and
            Designating Preferred Stock of the Registrant as 10% Class A
            Cumulative Redeemable Preferred Stock
  4.2*****  Articles Supplementary of the Registrant Classifying and
            Designating Preferred Stock of the Registrant as 10% Class B
            Cumulative Redeemable Preferred Stock
            Opinion of Hogan & Hartson L.L.P. regarding the legality of the
  5.1#      securities being registered
  8.1       Opinion of Hogan & Hartson L.L.P. regarding specified tax matters
            Ratio of earnings to combined fixed charges and preferred stock
 12.1****** dividends
 23.1#      Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
 23.2#      Consent of Arthur Andersen LLP, independent public accountants
 23.3       Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
 24.1#      Power of Attorney (included in signature page)

--------
     * Incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (Registration No. 001-14625) filed with the Commission on December 30, 1999
    ** Incorporated herein by reference to Exhibit 3.3 to the Registrant's
       Registration Statement on Form S-4 (Registration No. 333-64793)
   *** Incorporated herein by reference to Exhibit 4.2 to the Registrant's
       Registration Statement on Form 8-A (Registration No. 001-14625) filed with the Commission on December 11, 1998
  **** Incorporated herein by reference to Exhibit 4.1 to the Registrant's
       Registration Statement on Form 8-A (Registration No. 001-14625) filed with the Commission on July 30, 1999
 ***** Incorporated herein by reference to Exhibit 4.1 to the Registrant's
       Registration Statement on Form 8-A (Registration No. 001-14625) filed with the Commission on November 23, 1999
****** Incorporated herein by reference to Exhibit 12.1 to the Registrant's
       Annual Report on Form 10-K for the year ended December 31, 1999 (Registration No. 001-14625)
     # Previously filed